EXHIBIT 99.6

S&W SEED COMPANY

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of non-transferable rights (the "Rights") to purchase shares of common stock ("Common Stock") of S&W Seed Company, a Nevada corporation (the "Company") pursuant to the rights offering described and provided for in the Company's prospectus dated January [   ], 2016 (the "Prospectus"), hereby certifies to the Company and Transfer Online, Inc., as subscription agent for the rights offering that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus and the Instructions for Use of S&W Seed Company Subscription Rights Certificates), and on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Right (as defined in the Prospectus and the Instructions for Use of S&W Seed Company Subscription Rights Certificates), the number of shares specified below pursuant to the Over-Subscription Privilege, listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for shares pursuant to the Over-Subscription Privilege, each such beneficial owner's Basic Subscription Privilege has been exercised in full:

Number of Shares	Rights Exercised	Number of Shares
of Common Stock Owned	Pursuant to Basic	Subscribed For Pursuant to
on the Record Date	Subscription Privilege	Over-Subscription Privilege

1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Provide the following information if applicable:

_____________________________________
Depository Trust Company ("DTC")
Participant Number
[NAME OF NOMINEE]

By: ______________________________________________________

Name: ______________________________________________________

Title: ______________________________________________________

DTC Basic Subscription Confirmation Number(s)

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